 EXHIBIT 99.1

Grove, Inc. To Present at Sidoti August Microcap Conference

HENDERSON, NV / August 10, 2022 / Grove Inc. (GRVI) Grove, Inc. announced today that Allan Marshall, Chief Executive Officer, is scheduled to present virtually at the Sidoti & Company, August Virtual Microcap Conference on Wednesday, August 17, 2022 at 3:15 pm ET.

The presentation can be accessed live at: https://sidoti.zoom.us/webinar/register/WN_FqCzxA3xTbOsMXr-Ml5X7Q

Grove will also host virtual one-on-ones with investors throughout the conference.  To register for the presentation of a one-on-one meeting, visit www.sidoti.com/events.  Registration is free and you are not required to be a Sidoti & Company client.

About Grove, Inc.

Grove, Inc. is an innovator in aggregation, accelerating Amazon and eCommerce businesses by combining consumer data and vertical integration to scale brands in multiple industries, while lowering costs with a growing distribution network. Through strategic acquisitions, Grove continues to expand into numerous consumer markets, and utilizes its in-house, SaaS programmatic ad technology to help achieve a lower cost per acquisition and accumulate consumer data for increased cross-selling between its growing portfolio of brands.

Company Contact

Andrew Norstrud

Email: investorinfo@upexi.com

Phone: (702) 332-5591

Investor Relations Contact

TraDigital IR

John McNamara

Email: john@tradigitalir.com

Phone: (917) 658-2602

Forward-Looking Statements

This news release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with business strategy, potential acquisitions, revenue guidance, product development, integration and synergies of acquiring companies and personnel. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K and other periodic reports filed from time-to-time with the Securities and Exchange Commission.